EXHIBIT  5.1


                                  [LETTERHEAD]



                                March 16, 2000


Nettaxi.com
1696  Dell  Avenue
Campbell,  California  95008

     Re:  Nettaxi.com
          Registration  Statement  on  Form  S-8
          6,300,000  shares  of  Common  Stock  issuable  upon
          exercise of options granted under 1998 Stock Option Plan and 1999
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          Stock Option Plan
          -----------------


Gentlepersons:

     We are counsel to Nettaxi.com, a Nevada corporation (the "Company"). We have assisted the Company in its preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering 6,300,000 shares of common stock, $.001 par value, of the Company (the "Common Stock") issuable upon exercise of options granted and to be granted under the Company's 1998 Stock Option Plan and 1999 Stock Option Plan (collectively, the "Plans").

     In rendering this opinion, we have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary. In such examinations we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than California and the federal laws of the United States, and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.

     Based on and subject to the foregoing, we are of the opinion that the Common Stock, when issued pursuant to the exercise of options under the Plans and the purchase price therefor has been paid, will be duly and validly issued, fully paid and nonassessable shares of Common Stock.


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     We  hereby  consent  to  the  filing  of  this opinion as an Exhibit to the
Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                              Very  truly  yours,

                              /s/  SILICON  VALLEY  LAW  GROUP

                              SILICON  VALLEY  LAW  GROUP


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